Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Agreement”), effective as of November 12, 2012 (the “Effective Date”), is by and among FAIRHILLS CAPITAL OFFSHORE LTD., a Cayman Islands exempted company (the “Assignor”), DEER VALLEY MANAGEMENT, LLC, a Delaware limited liability company (the “Assignee”), and LONE STAR GOLD INC., a Nevada corporation (the “Company”).

WHEREAS, Assignor and the Company entered into that certain Investment Agreement, dated as of April 30, 2012, Amendment No. 1 to such Investment Agreement dated June 25, 2012 and Amendment No. 2 to such Investment Agreement dated September 21, 2012 (collectively, the “Investment Agreement”), pursuant to which, among other things, the Assignor committed to purchase up to $15,000,000 worth of common stock of the Company over a period of 36 months; and

WHEREAS, in connection with the Investment Agreement, Assignor and the Company entered into a Registration Rights Agreement, dated as of April 30, 2012 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register up to 30,000,000 shares of common stock of the Company underlying the Investment Agreement; and

WHEREAS, in connection with the Investment Agreement, on June 25, 2012, the Company borrowed $50,000 from Assignor evidenced by a secured note (the “Bridge Note”), pursuant to which, among other things, earns interest at the rate of 2% per annum, is due and payable on December 24, 2012, and is secured by 3,750,000 shares of common stock of the Company owned by Daniel M. Ferris, the sole director and officer of the Company (the “Security Holder”); and

WHEREAS, Assignor and Assignee have common ownership and management, and Assignor has determined that it is advisable and in its best interests to transfer and assign all rights and obligations with respect to the Company to Assignee, and Assignee has determined that it is advisable and in its best interests to accept and assume all rights and obligations with respect to the Company held by Assignor.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Investment Agreement, the Registration Rights Agreement, and the Bridge Note.

2.         Assignment and Assumption. The Assignor hereby irrevocably assigns to the Assignee, and the Assignee hereby irrevocably assumes from the Assignor, (a) all of the Assignor's rights, duties and obligations under the Investment Agreement, the Registration Rights Agreement, the Bridge Note, and any other documents or instruments delivered pursuant thereto (together, the “Assigned Contracts”), and (b) to the extent permitted by applicable law, all suits, claims, causes of action and any other right of the Assignor against any person, whether known or unknown, arising under or with respect to the Assigned Contracts, or otherwise based on or related to any of the foregoing, including, but not limited to, contract claims, statutory claims, tort claims, malpractice claims and all other claims at law or in equity with respect to the rights and obligations sold and assigned pursuant to this Agreement (with the Assigned Contracts, the “Assigned Interests”). Assignee hereby accepts the assignment of the Assigned Interests and assumes all of Assignor’s duties and obligations under the Assigned Contracts, and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignor under the Assigned Interests accruing on and after the date of this Agreement. Such assignment is without recourse to the Assignor and, except as expressly provided in this Agreement, without representation or warranty by the Assignor.

3.         Company Consent to Assignment and Assumption. The Company hereby irrevocably consents to the assignment and assumption of the Assigned Interests pursuant to Section 2 of this Agreement.

4.         Security Holder Consent to Assignment and Assumption. The Security Holder hereby irrevocably consents to the assignment and assumption of the Assigned Interests, in particular those Assigned Interests in connection with the Bridge Note, pursuant to Section 2 of this Agreement.

5.         Terms of the Assigned Contracts. The terms of the Assigned Contracts, including, but not limited to, the representations, warranties, covenants, duties, obligations, agreements and indemnities are incorporated herein by this reference, and assumed in full by the Assignee. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Assigned Contracts shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Assigned Contracts and the terms hereof, the terms of the Assigned Contracts shall govern.

6.         Investment Representations.         As of the date of this Agreement, Assignee makes the following representations, warranties and covenants to the Company, with the knowledge that the Company will rely upon such representations, warranties and covenants:

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(a)         Sophisticated Investor. Assignee has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (I) evaluating the merits and risks of an investment in the Securities (as defined in the Investment Agreement) and making an informed investment decision; (II) protecting its own interest; and (III) bearing the economic risk of such investment for an indefinite period of time.

(b)         Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Assignee and is a valid and binding agreement of Assignee enforceable against Assignee in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)         Section 9 of the 1934 Act. During the term of the Investment Agreement, Assignee will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock of the Company, Assignee agrees not to sell the Company’s stock short, either directly or indirectly through its affiliates, principals or advisors, during the term of the Investment Agreement.

(d)         Accredited Investor. Assignee is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

(e)         No Conflicts. The execution, delivery and performance of this Agreement by Assignee and the consummation by Assignee of the transactions contemplated hereby and thereby will not result in a violation of the organizational documents of Assignee.

(f)         Opportunity to Discuss. Assignee has received all materials relating to the Company’s business, finance and operations which it has requested. Assignee has had an opportunity to discuss the business, management and financial affairs of the Company with the Company’s management.

(g)         Investment Purposes. Assignee is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).

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(h)         No Registration as a Dealer. Assignee is not and will not be required to be registered as a “dealer” under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.

(i)         Good Standing. Assignee is a limited liability company, duly organized, validly existing and in good standing in the State of Delaware.

(j)         Tax Liabilities. Assignee understands that it is liable for its own tax liabilities.

(k)         Regulation M. Assignee will comply with Regulation M under the 1934 Act, if applicable.

7.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

8.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.         Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other parties hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

ASSIGNOR:

FAIRHILLS CAPITAL OFFSHORE LTD.

By:	/s/ Edward Bronson
Name:	Edward Bronson
Title:	Managing Member

ASSIGNEE:

DEER VALLEY MANAGEMENT, LLC

By:	/s/ Timothy W. Doede
Name:	Timothy W. Doede
Title:	Managing Member

ACKNOWLEDGED AND AGREED:

COMPANY:

LONE STAR GOLD, INC.

By:	/s/ Daniel M. Ferris
Name:	Daniel M. Ferris
Title:	President

SECURITY HOLDER:

DANIEL M. FERRIS

/s/ Daniel M. Ferris
Daniel M. Ferris, Individually

[Signature Page to Assignment and Assumption Agreement]

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